UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2020
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000 – 26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices)       (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMCB	OTCQX

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2020, Farmers & Merchants Bancorp (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) for which the Board of Directors solicited proxies. A quorum of stockholders was present, consisting of a total of 565,386 shares or 71.3% of shares outstanding. The following items were voted on during the Meeting:

1. Election of Directors

The seven nominees listed below were elected and the results of the election were as follows:

Name	Votes For	Votes Withheld	Uncast
Edward Corum, Jr.	558,566	6,620	200
Stephenson K. Green	563,067	2,119	200
Gary J. Long	559,142	6,044	200
Kevin Sanguinetti	559,162	6,024	200
Kent A. Steinwert	529,728	35,458	200
Calvin (Kelly) Suess	559,161	6,025	200
Terrence A. Young	563,067	2,119	200

2. Approval, By Non-Binding Vote, On the Compensation of the Named Executive Officers (Say-On-Pay)

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Act”), the Company asked stockholders to provide advisory (non-binding) approval of executive compensation as described in the “Executive Compensation Discussion and Analysis” section of the 2020 proxy statement. The results of the election were as follows:

	Shares	% of Voted Shares
For	489,773	86.6%
Against	45,965	8.1%
Abstain	29,648	5.2%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

	By	/s/ Stephen W. Haley

Date: May 19, 2020		Stephen W. Haley
Executive Vice President
& Chief Financial Officer